Exhibit 3.6
Form of Series A Preferred Stock Certificate

                            SERIES A PREFERRED STOCK
                                 $.001 PAR VALUE

                             CERTIFICATE FOR SHARES

                            U.S. Wireless Corporation
                            (A Delaware Corporation)

     WHEREAS, U.S. Wireless Corporation (the "Company"), is authorized to issue an aggregate of 1,000,0000 shares of Preferred Stock, par value $.01 per share, which may be issued in classes or in series, and whose respective rights, designations and preferences may be designated from time to time by a Certificate of Designation by the Board of Directors of U.S. Wireless Corporation; and

     WHEREAS, the Board of Directors of U.S. Wireless Corporation have designated 300,000 shares of Preferred Stock as the "Series A Preferred Stock", pursuant to the Certificate of Incorporation as filed by the Company and as Amended, which sets forth the rights, preferences and limitations of such Series A Preferred Stock.

     NOW, THEREFORE, this certifies that __________________, is the owner of _____________________ (___________) Shares of the Series A Preferred Stock of U.S. Wireless Corporation, which Preferred Shares are fully paid and non-assessable.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this __th day of ___________, 199_.

David S. Klarman                                        Dr. Oliver Hilsenrath
Secretary                                               President

                                (Corporate Seal)

                            ***Restrictive Legend***
                       The Securities represented by this
                      certificate have not been registered
                      under the Securities Act of 1933, as
                           amended (the AAct@), or the
                          Securities laws of any state
                      securities commission or agency, and
                      may not be transferred, sold pledged,
                       hypothecated or disposed of in any
                        manner unless they are registered
                        under such Act and the securities
                       laws of any applicable jurisdiction
                       or unless pursuant to an exemption
                                   therefrom.

                                   STOCK POWER

     The following abbreviation, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM           -        as tenants in common                                 UNIF GIFT MIN ACT - ................Custodian.......
                                                                                    (Cust.)                              (Minor)
TEN ENT           -        as tenants by the entireties                         under Uniform Gifts to Minors
UT TEN            -        as joint tenants with right                          Act......................................
                           of survivorship and not as                                                                   (State)
                           tenants in common

       Additional abbreviation may also be used though not in above list.

     For value  received,..............................hereby  sell,  assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE
+---------------+
+---------------+

--------------------------------------------------------------------------------
Please print or typewrite name and address including postal zip code of assignee

     Shares of the stock represented by the attached Certificate, and do hereby irrevocably constitute and appoint

     Attorney to transfer the said Limited Partnership Interests on the books of the within-named Limited Partnership with full power of substitution in the premises.

     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.


Dated:


SIGNATURE

SIGNATURE GUARANTEED